Calculation of Filing Fee Tables
S-8
Enerflex Ltd.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Share, no par value per share	Other	4,880,947	$ 21.70	$ 105,916,549.90	0.0001381	$ 14,627.08
Total Offering Amounts:						$ 105,916,549.90		$ 14,627.08
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 14,627.08
Offering Note
[1]	(1) This registration statement on Form S-8 (the "Registration Statement") covers (i) 4,880,947 common shares of Enerflex Ltd. (the "Registrant") issuable pursuant to the Enerflex Ltd. Share Unit Plan (the "Plan"), and (ii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), an indeterminate number of additional common shares that may become issuable under the terms of the Plan by reason of any stock split, stock dividend, recapitalization or other similar transaction effected without the Registrant's receipt of consideration, which results in an increase in the number of the Registrant's outstanding common shares. Additionally, pursuant to Rule 416(b) under the Securities Act, if prior to the completion of the distribution of the common shares registered under this Registration Statement all common shares are combined by a reverse share split into a lesser number of common shares, the number of undistributed common shares covered by this Registration Statement shall be proportionately reduced. (2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 of the Securities Act, on the basis of the average of the high and low sales price of the Company's common stock as reported on the New York Stock Exchange on March 6, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A